      DEAN WITTER NEW YORK MUNICIPAL MONEY MARKET TRUST

      Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(16)  The Trust's current yield for the seven days ending
      December 31, 1997

      (A-B)  x  365/N

      (1.000602 -1)  x  365/7   =     3.14%

      The Trust's effective annualized yield for the seven days ending December 31, 1997

         365/N
      A           - 1

               365/7
      1.000602          - 1    =     3.19%

      A =  Value of  a share of the Trust at end of period.
      B =  Value of  a share of the Trust at beginning of period.
      N =  Number of days in the  period.


CALCULATION                        Tax equivalent Yield  = 5.58% Based on a tax
                                                             bracket of 43.74%
(1.000602 -1)  x  365/7
     =         3.14%

((1.000602)  ^ 52.14285714-1)
     =         3.19%

TAX  BRACKET :  43.74%

FORMULA (CURRENT 7 DAY YIELD / 1-.4374)
CURRENT 7 DAY  YIELD : 3.14
3.14/0.5626
     =         5.58%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                    DEAN WITTER NEW YORK MUNICIPAL MONEY MARKET TRUST


(A)        GROWTH OF $10,000
(B)        GROWTH OF $50,000
(C)        GROWTH OF $100,000


FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION


INVESTED - P        TOTAL
$10,000, $50,000 &  RETURN - TR            (A)   GROWTH OF        (B)   GROWTH OF             (C)   GROWTH OF
$100,000            31-Dec-97            $10,000 INVESTMENT- G  $50,000 INVESTMENT- G       $100,000 INVESTMENT- G
-----------         -----------           -------     ---------  -------             -----   --------             ------
 31-Mar-90              23.35               $12,335                     $61,675                   $123,350